[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.4

ADDENDUM TO THE NIAGEN™ SUPPLY AGREEMENT BETWEEN
5LINX ENTERPRISES, INC. AND CHROMADEX, INC.

This Addendum (the “Addendum”) dated June 26, 2014 (“Addendum Effective Date”), is attached to and forms part of the NIAGEN SUPPLY AGREEMENT (the “Agreement”) dated January 3, 2014 made by and between ChromaDex, Inc., a California corporation, having a principal place of business at 10005 Muirlands Blvd, Suite G, Irvine, CA 92618 (“Seller”) and 5Linx Enterprises, Inc., a Delaware Corporation with principal offices located at 275 Kenneth Drive, Rochester, NY 14623 (“Buyer”).  To the extent that any of the terms or conditions contained in this Addendum may contradict or conflict with any of the terms or conditions of the Agreement, it is expressly understood and agreed that the terms of this Addendum shall take precedence and supersede the Agreement.

RECITALS

WHEREAS, the parties desire to amend the Agreement as provided herein;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.          Exclusivity.   Buyer shall be granted exclusivity in the Territory (as defined in the Agreement) for Energy Shots industry wide until August 31, 2015.  “Energy Shots” are herein defined as dietary supplements sold in a single serving asserting structure/function claims relating to energy.

2.          Price for Exclusivity.  As payment for Exclusivity in the Territory for Energy Shots, from Addendum Effective Date through August 31, 2015, Buyer agrees to take or pay two million dollars ($2,000,000) of the six million dollars ($6,000,000) required to be purchased in Year 2 under the Agreement.

3.          All other terms and conditions of the NIAGEN SUPPLY AGREEMENT remain the same.

4.         This Addendum may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

IN WITNESS WHEREOF, the parties have executed this Addendum by their duly authorized representatives for good and valuable consideration.

CHROMADEX, INC. By: /s/ Troy Rhonemus Name: Troy Rhonemus Title: COO Date: 6/26/2014	5LINX ENTERPRISES, INC. By: /s/ William Faucette, Jr. Name: William Faucette, Jr. Title: VP, North American Sales Date: 6/16/14